Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2005, relating to the financial statements of Services Acquisition Corp. International, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass and Company, P.C.

Roseland, New Jersey

February 14, 2005